Exhibit 13.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the annual report on Form 20-F of ASM International N.V. (the “Company”) for the period ended December 31, 2014 as filed with the Securities and Exchange Commission on April 9, 2015, as amended by Amendment No 1 on Form 20-F/A filed with the Commission on June 29, 2015 (the “Report”), we, Charles D. del Prado, Chief Executive Officer of the Company, and Peter A.M. van Bommel, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/S/ CHARLES D. DEL PRADO
Charles D. del Prado
Chief Executive Officer
August 31, 2015

By:	/S/ PETER VAN BOMMEL
Peter A.M. van Bommel
Chief Financial Officer
August 31, 2015
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.